UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

21SHARES HYPERLIQUID STAKING ETF

(Exact name of registrant as specified in its charter)

Delaware	001-43278	39-7064755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

158 W. 27th Street
New York, New York	10001
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (646) 370-6016

21Shares Hyperliquid ETF

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest of 21Shares Hyperliquid Staking ETF	THYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2026, 21Shares US LLC (the “Sponsor”) caused a Certificate of Amendment to the 21Shares Hyperliquid Staking ETF’s (the “Trust”) Certificate of Trust to be filed with the Secretary of State of the State of Delaware in order to change the name of the Trust from “21Shares Hyperliquid ETF” to “21Shares Hyperliquid Staking ETF”. In addition, on August 26, 2026, the Sponsor and CSC Delaware Trust Company, the Trustee of the Trust, entered into a Second Amended and Restated Trust Agreement (the “Trust Agreement”). The Trust Agreement made changes to the Amended and Restated Trust Agreement to reflect (i) the change in the Trust’s name and (ii) various other ministerial, technical, conforming and clarifying revisions, none of which materially impact the rights of the Trust or holders of Shares. A copy of the Certificate of Amendment to the Trust’s Certificate of Trust and a copy of the Trust Agreement are filed as Exhibits 3.1 and 3.2 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

3.1	Certificate of Amendment to the Certificate of Trust.
3.2	Second Amended and Restated Trust Agreement, dated as of August 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2026	21SHARES HYPERLIQUID STAKING ETF

21Shares US LLC, as Sponsor of 21Shares Hyperliquid Staking ETF

	By:	/s/ Duncan Moir
	Name:	Duncan Moir
	Title:	President

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